UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2012

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:       (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2012, the Board of Directors of ZBB Energy Corporation (the “Company”) approved the following revisions to the Company’s Director Compensation Policy (the “Policy”).

1.           Restricted Stock Unit (“RSU”) Awards made to non-employee directors under the Policy will now be made under the Company’s 2012 Non-employee Director Equity Compensation Plan rather than the Company’s 2010 Omnibus Long-term Equity Incentive Plan.

2.           In light of the fact that in the Company’s June 2012 underwritten public offering shares were sold to the public at $0.38, the price to be used to determine the number of RSUs to be issued on the date of the 2012 Annual Meeting shall be $0.38 (the “Fiscal 2013 RSU Awards”).

As a result of using $0.38, rather than the current trading price of the Company’s common stock, to determine the number of Fiscal 2013 RSU Awards to be issued, the number of awards to be issued to non-employee directors for fiscal 2013 will be reduced by approximately forty two percent.

Item	9.01. Financial Statements and Exhibits.

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: November 9, 2012	By: /s/ Eric C. Apfelbach
Name: Eric C. Apfelbach
Title: President and CEO

EXHIBIT INDEX

 Exhibit No.           Exhibit Description

 10.1                      ZBB Energy Corporation Director Compensation Policy